BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/02/2021

Work Order Item Number:	W2021120102626-1751267
Filing Number:	20211929397
Filing Type:	Certificate of Correction
Filing Date/Time:	12/1/2021 8:56:00 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: C2969-2004 **Entity Name:** MHHC ENTERPRISES INC

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
REGISTERED AGENTS INC.
401 RYLAND ST STE 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number C2969-2004
Barbara K. Cegavske	Filing Number 20211929397
Secretary of State State Of Nevada	Filed On 12/1/2021 8:56:00 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: MHHC Enterprises, Inc. Entity or Nevada Business Identification Number (NVID): NV20041375178
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: 11/22/2021
4. Description:	Description of inaccuracy or defect: The Certificate of Amendment referred to each share of common stock issued and outstanding immediately prior to the Forward Split Date to be reclassified and changed into 11 shares of new common stock.
5. Correction:	Correction of inaccuracy or defect: The Article is repealed and replaced by the following: As of the later of November 30, 2021 or upon the Financial Industry Regulatory Authority ("FINRA")'s approval and as of 12:01 am (continued on additional page)
6. Signature: (Required)	DocuSigned by: X Frank Hawley Signature 11/30/2021 Date

This form must be accompanied by appropriate fees.

on the Market Effective Date as provided by FINRA (the "Forward Split Date"), each share of common stock issued and outstanding immediately prior to the Forward Split Date automatically and without any action on the part of the holder thereof will receive 10 additional shares of common stock and be reclassified and changed into 11 shares of new Common Stock, par value $0.001 per share.